Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP ANNOUNCES SECOND QUARTER RESULTS:

NET REVENUES UP 11% IN SECOND QUARTER AND 18% YEAR-TO-DATE

EBITDA FROM CONTINUING OPERATIONS UP 7% IN SECOND QUARTER AND 17% YEAR-TO-DATE

CHESTER, WV – July 30, 2008 – MTR Gaming Group, Inc. (NasdaqGS: MNTG) today announced financial results for the second quarter and six months ended June 30, 2008.  Current and prior year results reflect the reclassification of Speedway Casino and Binion’s Gambling Hall & Hotel as discontinued operations.  See attached tables (including Reconciliation of Non-GAAP Measures to GAAP).

For the second quarter, net revenues increased to $126.9 million, up 11% from $114.6 million in the same period of 2007.  EBITDA from continuing operations was $17.9 million, up 7% compared to $16.6 million in the second quarter of 2007.  The increase in revenues was primarily due to the addition of table games and poker at Mountaineer and increased slot revenues from Presque Isle Downs. The increase in EBITDA from continuing operations is directly attributable to improved operating performance from Presque Isle Downs and the favorable impact from the implementation of table games.  The Company reported a net loss of $2.3 million or $0.08 per diluted share, which included $42,000 of income or $0.00 per diluted share from discontinued operations.  In the second quarter of 2007, the net loss was $502,000 or $0.03 per diluted share.

Net revenues at the Mountaineer Casino, Racetrack & Resort increased 11% to $75.4 million, compared to $68.0 million in the second quarter of 2007.  Poker and table games generated $1.7 million and $9.7 million of revenues, respectively, during the second quarter of 2008.  Mountaineer’s revenue from slots decreased by $5.7 million.  This decrease is primarily attributable to the impact of competing gaming operations in Pennsylvania.  The property generated EBITDA of $11.7 million, versus $12.1 million in the comparable quarter of 2007.

For the second quarter of 2008, Presque Isle Downs’ net revenues increased to $48.9 million, up 11% compared to $43.9 million in the same period 2007 due to increased slot play. For the second quarter, Presque Isle Downs’ slot win per day per machine was $250 compared to $231 for the same period in 2007. EBITDA was $9.6 million for the second quarter of 2008, up 13% from $8.5 million in the same period last year.

During the second quarter, Running Aces Harness Park, MTR’s 50% joint venture, commenced racing on April 11, 2008 and on June 30, 2008 opened a 50-table card room.  The Company incurred an equity loss of $2.1 million for the quarter, which is primarily attributable to preopening costs.

Edson R. (Ted) Arneault, President and CEO of MTR Gaming Group, pointed out, “During the second quarter, we completed the sale of our Nevada assets, continued to benefit from poker and table games at Mountaineer, improved our operating performance at Presque Isle Downs, and continued to reduce our debt.  As previously announced in June, we sold the gaming assets of the Speedway Casino for $2 million at closing with the ability to receive up to an additional $4.775 million based on the property’s gross revenue over the four years commencing January 1, 2008. Earlier in the year, we sold the Speedway’s real estate for $11.4 million. The net cash generated from these transactions as well as from the sale of Binion’s in March was used to reduce our outstanding indebtedness.”

For the first half of 2008, MTR’s total net revenues increased 18% to $240.4 million from $203.5 million in the first six months of 2007.  EBITDA from continuing operations increased 17% to $34.1 million from $29.2 million in the same period last year.  Net loss was $4.9 million or $0.18 per diluted share compared to net income of $57,000 or $0.00 per diluted share in the first half of 2007.

Mr. Arneault concluded, “We expect continued gains in our top-line, as well as improved operating results at Mountaineer and continued growth at Presque Isle Downs.  We remain focused on managing costs, increasing operating profits at our core properties and paying down debt.”

Affirms 2008 Guidance

The Company also reaffirmed its previous 2008 guidance:

•                  Total revenues of at least $504 million;

•                  EBITDA from continuing operations of at least $72 million; and

•                  Net loss of no more than $2.0 million.

Reconciliation of Non-GAAP Measures to GAAP

EBITDA represents earnings (losses) before interest, income tax expense (benefit), depreciation and amortization, equity in loss of unconsolidated joint venture and gain (loss) on disposal of property.  EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), is unaudited and should not be considered as an alternative to, or more meaningful than, net income or income from operations as an indicator of our operating performance, or cash flows from operating activities, as a measure of liquidity.  EBITDA has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry.  Uses of cash flows that are not reflected in EBITDA include capital expenditures (which are significant given our expansion), interest payments, income taxes, and debt principal repayments.  Moreover, other companies that provide EBITDA information may calculate EBITDA differently than we do.  A reconciliation of GAAP net income (loss) to EBITDA is included in the financial tables accompanying this release.

Conference Call

Management will conduct a conference call focusing on the financial results and corporate developments at 9:00 a.m. EDT on Wednesday, July 30, 2008.  Interested parties may participate in the call by dialing (706) 679-0882.  Please call in 10 minutes before the call is scheduled to begin and ask for the MTR Gaming call (conference ID #57351968).

The conference call will be webcast live via the Investor Relations section of the Company’s website at www.mtrgaming.com.  To listen to the live webcast please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, conference call will be archived on the Investor Relations section of the Company’s web site.

About MTR Gaming Group

MTR Gaming Group, Inc., through subsidiaries, owns and operates Mountaineer Casino, Racetrack & Resort in Chester, WV; Presque Isle Downs & Casino in Erie, PA; and Scioto Downs in Columbus, OH. The Company also owns a 90% interest in Jackson Trotting Association, LLC, which operates Jackson Harness Raceway in Jackson, MI, and a 50% interest in the North Metro Harness Initiative, LLC, which operates Running Aces Harness Park in Minneapolis, MN.  For more information, please visit www.mtrgaming.com.

Except for historical information, this press release contains forward-looking statements concerning, among other things, financial performance for 2008, and the prospects for improving the results of our operations at Mountaineer and Presque Isle Downs.  Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include, but are not limited to, the absence of any new competition for Mountaineer and Presque Isle Downs in 2008, no increase in the gaming tax rates that the Company currently pays in its various jurisdictions, general economic conditions, disruption (occasioned by weather conditions or work stoppages) of our operations and the success of the table gaming at Mountaineer (including the anticipated continued positive impact of table gaming on slot operations and resort operations), our ability to improve our operating margins, our continued suitability to hold and obtain renewals of our gaming and racing licenses, our compliance with environmental laws and potential exposure to environmental liabilities, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements, except as may be required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

For Additional Information, Please Contact:

MTR Gaming Group, Inc.	Investor Relations Counsel:
www.mtrgaming.com	The Equity Group Inc.
Steven D. Overly, VP, Business and Legal Affairs	www.theequitygroup.com
(304) 387-8558	Melissa Dixon (212) 836-9613
soverly@mtrgaming.com	MDixon@equityny.com
Linda Latman (212) 836-9609
David Hughes	LLatman@equityny.com
Corporate Executive VP and CFO
(304)-479-1494
dhughes@mtrgaming.com

MTR GAMING GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2008	2007	2008	2007
Revenues:
Gaming	$110,674	$101,291	$213,602	$181,162
Parimutuel commissions	5,600	4,695	8,188	7,454
Food, beverage and lodging	10,077	7,874	18,173	13,813
Other	2,748	2,129	4,413	3,632

Total revenues	129,099	115,989	244,376	206,061
Less promotional allowances	(2,244)	(1,439)	(3,931)	(2,573)
Net revenues	126,855	114,550	240,445	203,488

Operating expenses:
Expenses of operating departments:
Gaming	71,594	65,102	136,290	113,614
Parimutuel commissions	5,048	3,506	8,080	6,038
Food, beverage and lodging	7,998	6,921	14,915	11,696
Other revenue	2,501	1,746	4,319	3,332
Marketing and promotions	4,567	4,334	8,145	7,230
General and administrative	17,299	15,835	34,637	29,088
Depreciation	7,483	7,165	15,015	12,685
(Gain) loss on disposal of property	(1)	(2)	159	65
Project opening costs	—	538	—	3,479
Total operating expenses	116,489	105,145	221,560	187,227

Operating income	10,366	9,405	18,885	16,261

Other (expense) income:
Equity in loss of unconsolidated joint venture	(2,083)	(14)	(2,425)	(14)
Interest income	52	116	145	270
Interest expense	(10,427)	(8,770)	(20,681)	(15,001)
Loss on debt modification	—	—	(3,356)	—

(Loss) income from continuing operations before income taxes and minority interest	(2,092)	737	(7,432)	1,516

(Provision) benefit for income taxes	(268)	(458)	2,282	(904)

(Loss) income from continuing operations before minority interest	(2,360)	279	(5,150)	612

Minority interest	10	41	15	113

(Loss) income from continuing operations	(2,350)	320	(5,135)	725

Discontinued operations:
(Loss) income from discontinued operations before income taxes	(38)	(1,576)	338	(1,310)
Benefit (provision) for income taxes	80	754	(137)	642
Income (loss) from discontinued operations	42	(822)	201	(668)

Net (loss) income	$(2,308)	$(502)	$(4,934)	$57

Net (loss) income per share - basic:
(Loss) income from continuing operations	$(0.08)	$0.01	$(0.19)	$0.03
Income (loss) from discontinued operations	0.00	(0.03)	0.01	$(0.03)
Net (loss) income	$(0.08)	$(0.02)	$(0.18)	$0.00

Net (loss) income per share - diluted:
(Loss) income from continuing operations	$(0.08)	$0.01	$(0.19)	$0.03
Income (loss) from discontinued operations	0.00	(0.03)	0.01	(0.03)
Net (loss) income	$(0.08)	$(0.02)	$(0.18)	$0.00

Weighted average number of shares outstanding:
Basic	27,475,260	27,544,955	27,475,260	27,534,297
Diluted	27,475,260	27,544,955	27,475,260	27,894,052

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2008	2007	2008	2007

Net revenues from continuing operations:
Mountaineer	$75,362	$67,970	$149,408	$134,519
Presque Isle Downs	48,928	43,904	87,740	64,963
Scioto Downs	1,450	1,444	1,576	2,080
Jackson Racing	1,112	1,223	1,715	1,892
MTR-Harness / Running Aces	—	6	—	28
Corporate	3	3	6	6
Consolidated net revenues from continuing operations	$126,855	$114,550	$240,445	$203,488

EBITDA from continuing operations:
Mountaineer	$11,728	$12,134	$25,827	$25,831
Presque Isle Downs	9,619	8,476	16,054	10,832
Scioto Downs	(336)	(561)	(987)	(1,018)
Jackson Racing	(147)	(136)	(244)	(170)
MTR-Harness / Running Aces	(23)	(51)	(44)	(178)
Corporate	(2,980)	(3,237)	(6,526)	(6,109)
Consolidated EBITDA from continuing operations	$17,861	$16,625	$34,080	$29,188

EBITDA from discontinued operations:
Binion’s Gambling Hall & Hotel	—	(949)	(1,511)	(1,631)
Ramada Inn and Speedway Casino	(712)	363	(750)	932
Consolidated EBITDA	$17,149	$16,039	$31,819	$28,489

The following tables set forth a reconciliation of net income (loss), a GAAP financial measure,

 to EBITDA, a non-GAAP financial measure.

	Three Months Ended		Six Months Ended
	June 30		June 30
	2008	2007	2008	2007

EBITDA FROM CONTINUING OPERATIONS:

Mountaineer:
Income from continuing operations	$4,602	$2,609	$9,442	$6,837
Interest expense, net of interest income	2,253	2,058	4,518	4,136
Provision for income taxes	1,135	3,508	4,362	6,569
Depreciation	3,738	3,959	7,505	8,212
Loss on disposal of property	—	—	—	77
EBITDA from continuing operations	$11,728	$12,134	$25,827	$25,831

Presque Isle Downs:
Income from continuing operations	$4,172	$2,715	$5,691	$3,191
Interest expense	406	197	860	656
Provision for income taxes	1,617	2,664	2,629	3,113
Depreciation	3,424	2,900	6,874	3,872
EBITDA from continuing operations	$9,619	$8,476	$16,054	$10,832

	Three Months Ended		Six Months Ended
	June 30		June 30
	2008	2007	2008	2007
EBITDA FROM CONTINUING OPERATIONS (continued):

Scioto Downs:
Loss from continuing operations	$(355)	$(364)	$(897)	$(771)
Interest expense, net of interest income	27	32	56	64
Benefit for income taxes	(236)	(446)	(598)	(741)
Depreciation	228	217	452	430
EBITDA from continuing operations	$(336)	$(561)	$(987)	$(1,018)

Jackson Racing:
Loss from continuing operations	$(130)	$(69)	$(288)	$(92)
Interest expense, net of income expense and minority interest	1	2	2	3
Benefit for income taxes, net of minority interest	(27)	(72)	(133)	(89)
Depreciation, net of minority interest	10	5	16	10
(Gain) loss on disposal of property, net of minority interest	(1)	(2)	159	(2)
EBITDA from continuing operations	$(147)	$(136)	$(244)	$(170)

MTR-Harness / Running Aces:
Loss from continuing operations	$(1,472)	$(45)	$(1,690)	$(121)
Interest expense, net of interest income and minority interest	2	38	2	42
Benefit for income taxes, net of minority interest	(636)	(61)	(781)	(116)
Depreciation, net of minority interest	—	3	—	3
Equity in loss of North Metro Harness Initiative, LLC	2,083	14	2,425	14
EBITDA from continuing operations	$(23)	$(51)	$(44)	$(178)

Corporate:
Loss from continuing operations	$(9,167)	$(4,526)	$(17,393)	$(8,319)
Interest expense, net of interest income	7,685	6,289	15,098	9,788
Benefit for income taxes	(1,581)	(5,079)	(7,754)	(7,724)
Depreciation	83	79	167	156
Gain on disposal of property	—	—	—	(10)
Loss on debt modification	—	—	3,356	—
EBITDA from continuing operations	$(2,980)	$(3,237)	$(6,526)	$(6,109)

Consolidated:
(Loss) income from continuing operations	$(2,350)	$320	$(5,135)	$725
Interest expense, net of interest income and minority interest	10,374	8,616	20,536	14,689
Provision (benefit) for income taxes, net of minority interest	272	514	(2,275)	1,012
Depreciation, net of minority interest	7,483	7,163	15,014	12,683
(Gain) loss on disposal of property	(1)	(2)	159	65
Loss on debt modification	—	—	3,356	—
Equity in loss of North Metro Harness Initiative, LLC	2,083	14	2,425	14
EBITDA from continuing operations	$17,861	$16,625	$34,080	$29,188

	Three Months Ended		Six Months Ended
	June 30		June 30
	2008	2007	2008	2007

EBITDA from discontinued operations:

Binion’s Gambling Hall & Hotel:
Income (loss) from discontinued operations	$9	$(834)	$(1,357)	$(831)
Interest income, net of interest expense	—	(2)	(29)	(28)
(Benefit) for income taxes	(9)	(801)	(809)	(799)
Depreciation	—	693	—	1,300
Other income	—	—	—	(1,268)
(Gain) loss on disposal of property	—	(5)	684	(5)
EBITDA from discontinued operations	$—	$(949)	$(1,511)	$(1,631)

Ramada Inn and Speedway Casino:
Income from discontinued operations	$201	$12	$1,726	$163
Interest expense	66	97	163	194
Provision for income taxes	162	47	1,179	157
Depreciation	73	207	199	418
Gain on disposal of property	(1,214)	—	(4,017)	—
EBITDA from discontinued operations	$(712)	$363	$(750)	$932

MTR GAMING GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	June 30	December 31
	2008	2007
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$26,839	$31,045
Restricted cash	1,186	560
Accounts receivable, net of allowance for doubtful accounts of $195 in 2008 and $92 in 2007	9,684	10,062
Accounts Receivable - West Virginia Lottery Commission	1,955	—
Inventories	4,584	4,407
Deferred financing costs	4,373	3,203
Prepaid income taxes	956	851
Deferred income taxes	1,507	1,428
Other current assets	6,623	5,094
Assets held for sale	—	3,290
Total current assets	57,707	59,940

Property and equipment, net	381,513	390,426
Goodwill	1,984	2,145
Other intangibles	71,498	71,827
Deferred financing costs, net of current portion	4,728	8,123
Equity method investment	9,682	11,609
Deposits and other	26,900	26,078
Assets held for sale	—	40,814
Total assets	$554,012	$610,962

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$7,283	$9,064
Accounts payable - gaming taxes and assessments	6,432	9,446
Accrued payroll and payroll taxes	4,568	4,728
Accrued interest	5,120	6,456
Other accrued liabilities	14,542	11,683
Construction project liabilities	855	4,225
Current portion of long-term debt and capital lease obligations	12,833	11,108
Liabilities held for sale	—	4,881
Total current liabilities	51,633	61,591

Long-term debt and capital lease obligations, net of current portion	382,433	420,520
Long-term deferred compensation	11,466	10,545
Deferred income taxes	210	940
Liabilities held for sale	—	4,914
Total liabilities	445,742	498,510

Minority interest	306	305

Shareholders’ equity:
Common stock	—	—
Paid-in capital	61,229	60,478
Retained earnings	46,790	51,724
Accumulated other comprehensive loss	(55)	(55)
Total shareholders’ equity	107,964	112,147
Total liabilities and shareholders’ equity	$554,012	$610,962